EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Health Fitness Corporation dated as of February 17, 2009 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
SIGNATURE
After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: February 17, 2009	MAGNETAR FINANCIAL LLC
	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Alec N. Litowitz
		Name:	Alec N. Litowitz
		Title:	Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

Date: February 17, 2009	MAGNETAR CAPITAL PARTNERS LP
	By:	/s/ Alec N. Litowitz
		Name:	Alec N. Litowitz
		Title:	Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

Date: February 17, 2009	SUPERNOVA MANAGEMENT LLC
	By:	/s/ Alec N. Litowitz
		Name:	Alec N. Litowitz
		Title:	Manager

Date: February 17, 2009	/s/ Alec N. Litowitz
Alec N. Litowitz